United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

_________________

Date of report (date of earliest event reported):  January 24, 2007

SIGNALIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300

 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

In this current report, we may make statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement.  Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this current report as well as other public reports we file with the United States Securities and Exchange Commission. (“SEC”)  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this quarterly report to reflect new events or circumstances unless and to the extent required by applicable law.

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

On January 25, 2007, we entered into a Loan Agreement with S.E.S. Capital, LLC (“SES Capital”), an accredited investor, pursuant to which SES Capital has established a credit line in the amount of $10 million under which Signalife could draw down advances at any time over a three-year term.  Interest will accrue on any advance at the rate of 7% per annum.  Under the Loan Agreement, SES Capital will at all times maintain $1 million in a bank account under which Signalife may withdraw the advances, and Signalife may withdraw up to $100,000 with respect to each such advance.  When Signalife withdraws an advance, SES Capital will have 30 days to replenish the account.  Principal and interest is payable in a balloon payment on February 25, 2010, although Signalife may pay off principal and interest at any time without penalty.

Signalife reserves the right at any time to fully or partially convert unpaid principal and interest into common shares at a conversion rate equal to $3.15 per share or, if greater, the fair market value of those shares on AMEX as of the date of a draw request.  As additional compensation for any conversion, Signalife will issue SES Capital a five-year warrant entitling it to purchase a number of common shares equal to 25% of the shares received upon conversion at the same price as the conversion price.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

As compensation for the extension of the credit line, Signalife has agreed to immediately issue to SES Capital a five-year warrant entitling it to purchase 200,000 common shares at $2.15 per share, reflecting a 12% premium to the fair market value of those shares on AMEX as of the date of the Loan Agreement.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

Under the Loan Agreement, we are obligated to use our best efforts to file a registration statement with the SEC to register the common shares sold and the common shares issuable upon the conversion of the warrants within 90 days of demand therefore by SES Capital, and to cause such registration statement to be declared effective by the SEC within four months of filing.  In the event that we fail to satisfy those obligations, then SES Capital will be entitled, as its sole remedy, to net issue or “cashless” exercise rights under the warrants.

The above summary of the aforesaid transactions are not necessarily complete, and in each such instance, reference is made to the Loan Agreement, a copy of which is attached pursuant to Item 9 of this current report.  Any statement concerning the transactions contained in the above summary is qualified in its entirety by such reference.

Item 1.02.

Termination of a Material Definitive Agreement

On January 24, 2007, our Sales and Marketing Services Agreement (the “Marketing Agreement”) entered into with Rubbermaid, Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., on March 26, 2006, pursuant to which Rubbermaid was appointed as the company’s exclusive third-party agent to nationally market our Fidelity 100 Monitor, was terminated.  As a result of the termination of this agreement, Signalife is now fully free to engage in discussions and negotiations with prospective strategic partners with significant experience in selling medical devices who have indicated a high interest in marketing the Fidelity 100.  These matters will supplement the company’s existing marketing efforts and activities.

On January 24, 2007, Signalife filed a complaint against Rubbermaid, captioned Signalife, Inc., plaintiff, vs Rubbermaid Inc., Newell Rubbermaid Inc., Gary Scott and David Hicks, Superior Court Division of the General Court of Justice of the State of North Carolina, County of Mecklenburg, alleging fraud, breach of fiduciary duty, breach of contract and unfair trade practices, and seeking damages of $20 million.  Signalife’s complaint is grounded in Rubbermaid’s failure and refusal, as Signalife’s exclusive third-party agent, to put together at its cost a national sales force to market Signalife’s Fidelity 100 Monitor System, and to advertise and otherwise use commercially reasonable efforts to vigorously promote the sale and marketing of the Fidelity 100, as required under the Marketing Agreement.

In anticipation of Signalife’s action, Rubbermaid also filed a complaint against Signalife on January 24, 2007, captioned Rubbermaid Incorporated, plaintiff, vs. Signalife, Inc., defendant; United States District Court, Western District, North Carolina, alleging negligent misrepresentation, breach of representation and warranty, and breach of contract, and seeking damages in excess of $75,000.  Signalife denies the validity of Rubbermaid’s allegations, and believes that they are merely a pretext raised by Rubbermaid in anticipation of Signalife’s complaint, and to otherwise enable Rubbermaid to avoid performing its obligations under the Marketing Agreement (which Signalife had previously estimated in its SEC filings would cost approximately $4-5 million to perform).

Any references above to the terms of the Marketing Agreement are not necessarily complete, and in each such instance, reference is made to such agreement which has been previously filed with the SEC.  Any statement referencing the terms of the Marketing Agreement is qualified in its entirety by such reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See item 1.01 above.

Item 3.02.

Unregistered Sales of Equity Securities

See item 1.01 above.

The offer and sale of the common shares and warrants pursuant to the Loan Agreement was exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as:  (1) SES Capital and its members are accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  No underwriting discounts or commissions were payable with respect to the offering or sale of the securities pursuant to the Loan Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits

99.1

Loan Agreement dated January 25, 2007 with S.E.S. Capital, LLC

99.2

Warrant to Purchase Common Stock dated January 25, 2007 in favor of S.E.S. Capital, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Greenville, South Carolina, this 29th day of January, 2007.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Pamela M. Bunes
Pamela M. Bunes Chief Executive Officer and President (principal executive officer)